                                EXHIBIT 10.13(b)

                                    SUBLEASE

     This Sublease ("Sublease") is dated as of the 9th day of July, 1998 by and between FIRST UNION NATIONAL BANK, a national banking association
("Sublandlord"), and CHESAPEAKE BANK OF MARYLAND, a Federal Savings and Loan ("Subtenant").

                                    RECITALS:

     R-1. Area 16B Associates Limited Partnership, a Maryland limited partnership ("Landlord"), and Signet Bank (predecessor in interest to Sublandlord), as tenant, entered into that certain Lease dated February 9, 1996 ("Prime Lease") for approximately two thousand fifteen (2,015) rentable square feet of space ("Premises") on the lobby floor of the Charles Center South building located at the northwest corner of Lombard and Charles Streets, Baltimore, Maryland ("Building"). A true and correct copy of the Prime Lease is attached hereto as Exhibit A and made a part hereof.

     R-2. Sublandlord desires to sublease to Subtenant all of the Premises, and Subtenant desires to sublease the same from Sublandlord, upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:

     1. Premises. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Premises upon the terms and conditions set forth herein.

     2. Term. The term of this Sublease shall be approximately seven (7) years and nine (9) months and, commencing upon full execution hereof ("Commencement Date") and expiring at 12:00 midnight on March 31, 2006. Promptly after the Commencement Date is ascertained, Sublandlord and Subtenant shall execute a certificate confirming the Commencement Date.

     3. Condition, Acceptance and Use of Premises.

          (a) Upon the Commencement Date, Subtenant shall accept the Premises in their existing condition and state of repair. Subtenant acknowledges that no representations, statements or warranties, express or implied, have been made by or on behalf of the Sublandlord in respect to their condition, or the use or occupation that may be made thereof, and that Sublandlord shall in no event whatsoever be liable for any latent defects in the Premises or in the equipment therein. Sublandlord shall enforce the provisions of the Prime Lease with regard to Landlord's obligations to provide services to the Premises and common areas.

          (b) Acceptance of the Premises by Subtenant shall be construed as recognition that the Premises are in a good state of repair and in sanitary condition. Sublandlord shall not be liable for any losses or damages incurred by Subtenant due to the failure of operation of the heating, cooling or other utility equipment or due to the necessity of repair of same.

          (c) The Premises shall be used or occupied by Subtenant solely for the operation of a thrift bank, and providing other financial services and affiliated functions thereto, as permitted in Section 4 of the Prime Lease, and in accordance with the uses permitted under applicable zoning regulations, and shall not be used for any other purpose. Subtenant shall not use or occupy the Premises for any unlawful purpose.

          (d) Subtenant shall surrender the Premises at the expiration of the term hereof, or any renewal thereof, or upon other termination hereunder, in the same condition as when Subtenant tools possession, reasonable wear and tear excepted.

     4. Rent.

          (a) Basic Rent. Beginning September l, 1998 ("Rent Commencement Date") Subtenant covenants and agrees to pay Sublandlord as basic rent ("Basic Rent") for the Premises without notice or demand, and without set-off, deduction or abatement, payable in monthly installments, in advance, on the Rent Commencement Date and thereafter on the first (1st) day of each and every successive month thereafter of the term of this Sublease, as follows.

-----------------------------------------------------
                                             Monthly
   Sublease Term     Annual Minimum Rent   Basic Rent
-----------------------------------------------------
September l, 1998-        $36,270.00        $3,022.50
 January 31, 2003
-----------------------------------------------------
February l, 2003-         $40,300.00        $3,588.33
 January 31, 2006
-----------------------------------------------------

          (b) Additional Charges. All additional charges under the Prime Lease attributable to the Premises shall be passed through as additional rent to Subtenant, who shall pay such charges to Sublandlord, at Sublandlord's option, either in accordance with the procedures and timetables established under the Prime Lease or within ten (10) days after receipt by Subtenant of notice of such additional rent being due and payable. Sublandlord shall provide to Subtenant copies of any and all bills, invoices and/or written statements relating to such additional charges under the Lease to the extent Landlord provides the same to Sublandlord in accordance with Section 5.4 of the Prime Lease.

          (c) Payments. All rent payable pursuant to this Sublease shall be payable to Sublandlord at the address set forth for notices to Sublandlord in
Section 14 below or at such other place as Sublandlord may from time to time designate.

     5. Assumption of Obligations; Exclusion.

          (a) Subtenant agrees to assume and perform, according to the terms of the Prime Lease, all of the duties, covenants, agreements and obligations of Sublandlord under the Prime Lease, as and when required by the Prime Lease, with respect to the Premises, except Sublandlord's duty to make rent payments to Landlord. Subtenant further agrees to keep and obey, according to the terms of the Prime Lease, all of the rules, restrictions, conditions and provisions which pertain to the Premises, and are imposed by the terms of the Prime Lease upon Sublandlord with respect to the Premises or upon the use of the Premises. Subtenant agrees that it will take good care of the Premises, and will commit no waste, and will not do, suffer, or permit to be done any injury to the same. It is hereby understood and agreed that Subtenant's rights to use, possess and enjoy the Premises are subject to the terms, conditions, rules and regulations of the Prime Lease and the rights and remedies of Landlord thereunder. Subtenant agrees to indemnify, defend and protect Sublandlord against, and to hold Sublandlord harmless from, any liability, damages, costs or expenses of any kind or nature, including court costs and reasonable attorneys' fees, resulting from any failure by Subtenant to perform, keep and obey the terms of this Sublease and the requirements of the Prime Lease with respect to the Premises. Any failure by Subtenant to perform, keep and obey the same shall be a default by Subtenant hereunder.

          (b) Sublandlord hereby transfers and subleases and Subtenant agrees to assume the rights and privileges granted to Sublandlord under the appropriate sections of the Prime Lease, if any, with regard to (i) exterior or interior Building signage, (ii) parking rights, and (iii) non-disturbance.

     6. Title and Possession. Sublandlord covenants, agrees and represents that it has full right and authority to enter into this Sublease for the full term hereof, that, to the best of Sublandlord's knowledge, Sublandlord is not in default beyond applicable cure periods under the Prime Lease and that Subtenant, subject to the provisions of the Prime Lease and upon paying the rents and other sums provided herein and upon performing the duties, covenants, agreements and obligations hereof and upon keeping and obeying all of the restrictions, conditions and provisions hereof, will have, hold and enjoy quiet possession of the Premises, free from claims of persons claiming by or through Sublandlord for the term herein granted but subject to all of the duties, covenants, agreements, obligations, restrictions, conditions and provisions set forth or incorporated herein.

     7. Insurance.

          (a) Subtenant agrees, during the term hereof, to carry and maintain commercial general public liability insurance in such amounts as set forth in
Section 12 of the Prime Lease, with a company reasonably satisfactory to Sublandlord, insuring Subtenant, with Sublandlord and Landlord as additional insureds, against liability with respect to events occurring on or about the Premises or arising out of the use and occupancy thereof by the Subtenant. The policy maintained by Subtenant shall be issued by a company licensed to do business in Maryland, and Subtenant shall deposit a certificate evidencing the same with Sublandlord. Said policy or policies shall contain a provision requiring the insurer to give Sublandlord and Landlord thirty (30) days' written notice before canceling or terminating the policy for any reason, including expiration of the policy period. Subtenant agrees to indemnify, protect, defend and hold Sublandlord and Landlord harmless against any and all claims, suits, actions, liabilities, costs and expenses, including reasonable attorneys' fees, resulting from the use or occupancy of the Premises by Subtenant, its employees, agents or contractors, or from any breach by Subtenant of its covenants hereunder or from any act, omission, accident, incident or occurrence upon the Premises during the term hereof.

          (b) Subtenant shall maintain "all risk" property insurance with respect to its personality, equipment, trade fixtures and leasehold improvements in such amounts as set forth in Section 12 of the Prime Lease, and maintain and cause to be maintained by its contractor builder's risk Insurance for any leasehold improvements in the same amount as Subtenant is required to carry hereunder if and when the Premises are under construction, as may be approved by Sublandlord hereunder.

     8. Sublandlord's Liability. Except as specifically provided herein, Sublandlord shall have no responsibility whatsoever with respect to the Premises, the condition thereof or Subtenant's property situated therein, except for loss, injury or damage caused by Sublandlord's gross negligence or willful misconduct. Sublandlord shall not be liable for the failure by Landlord to keep and perform, according to the terms of the Prime Lease, Landlord's duties, covenants, agreements, obligations, restrictions, conditions and provisions, nor for any delay or interruption in Landlord's keeping and performing the same. Sublandlord hereby assigns to Subtenant, for so long as this Sublease shall be in force and effect, any and all rights of Sublandlord under the Prime Lease with respect to the Premises and causes of action which Sublandlord may have against Landlord with respect to the Premises due to default by Landlord under the Prime Lease, excluding however (i) those provisions of the Prime Lease set forth in subparagraph 5(b) hereof, and (ii) any right of self-help or rent abatement. Sublandlord agrees to cooperate with and join Subtenant in any claims or suits brought by Subtenant against Landlord under the Prime Lease, provided that such participation shall be without cost or expense to Sublandlord. Subtenant has inspected the Premises and its contents to its satisfaction and, except as specifically set forth herein, agrees to accept the Premises and its contents in its "as-is, where-is" condition without any obligations on Sublandlord to repair or modify the same. No allowances for moving, plans or tenant improvements are provided to Subtenant.

     9. Sublease and Assignment. Subtenant shall not assign this Sublease or further sublease all or any portion of the Premises without the prior written consent of Sublandlord and Landlord. Sublandlord's consent to such assignment or sublease shall not be unreasonably withheld. This Sublease shall not be assigned by operation of law. Subtenant shall not pledge its interest hereunder, or allow liens to be placed on such interest, or suffer this Sublease or any portion thereof to be attached or taken upon execution. If consent is once given by Sublandlord to the assignment of this Sublease or sublease of the Premises or any interest therein, Sublandlord shall not be barred from subsequently refusing to consent to any further assignment or sublease. Any attempt to sell, assign or sublet without the prior written consent of Sublandlord and Landlord shall be deemed a default by Subtenant.

     10. Damage, Destruction or Condemnation. In the event of damage or destruction of the Premises or the taking of all or any part thereof under the power of eminent domain, this Sublease shall terminate only if the Prime Lease is terminated as a result thereof, and the rent payable hereunder shall abate only as long as and to the extent that the rent due from Sublandlord to Landlord under the Prime Lease with respect to the Premises abates as a result thereof. Subtenant shall have no claim to insurance or condemnation proceeds (other than moving expenses or a taking of or damage to Subtenant's fixtures or personal property other than its leasehold interest in the Premises and then only to the extent the same does not diminish any award payable to Landlord).

     11. Release and Waiver of Subrogation. To the extent its insurance coverage is not thereby impaired, Sublandlord and Subtenant each hereby releases all causes of action and rights of recovery against each other and their respective agents, officers and employees for any loss, regardless of cause or origin, to the extent of any recovery to either party from any policy(s) of insurance carried or required to be carried hereunder. Sublandlord and Subtenant agree that any policies presently existing or obtained on or after the date hereof (including renewals of present policies) shall include a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder.

     12. Alterations, Improvements. No alterations, additions or improvements in or upon the Premises shall be made by Subtenant without the prior written consent by Sublandlord and, to the extent required by Section 9 of the Prime Lease, the consent of Landlord. Subtenant shall comply with the provisions of
Section 9 of the Prime Lease with respect to any such alterations, additions or improvements. All alterations, additions and improvements shall be made in accordance with applicable building codes and laws. Upon the termination of the term hereof, all such alterations, additions and improvements (except personal property, business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Subtenant) shall be and remain part of the Premises and be surrendered therewith without disturbance, molestation or injury and shall not be removed by Subtenant unless such removal is required by Sublandlord, in which case Subtenant shall remove the same and restore the Premises to the same condition in which they were on the date hereof, reasonable wear and tear excepted. If Subtenant shall fail to remove the same and restore the Premises, then Sublandlord may, but shall not be obligated to, do so at the expense of Subtenant. Personal property, business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Subtenant shall be and remain the property of Subtenant and may be removed by Subtenant at any time during the term hereof when Subtenant is not in default hereunder, and in any event, shall be removed on or before the expiration of the term hereof. Subtenant shall repair any damage caused by such removal. Subtenant covenants and agrees to indemnify, protect and defend Sublandlord against, and hold Sublandlord harmless from, all liens, whether for labor or materials arising as the result of alterations, additions, repairs or improvements to the Premises made by Subtenant during the term of this Sublease.

     13. Default. If any rent reserved or other monetary payment referred to herein, or any part thereof, whether the same be demanded or not, shall remain unpaid for a period of five (5) days from the date when due hereunder; or if any other term, condition or covenant of this Sublease, express or implied on the part of Subtenant to be kept or performed, shall be violated or neglected, and if Subtenant shall fail to cure the same within ten (10) days from the date of written notice from Sublandlord to Subtenant specifying the violation; or if the Premises or

Subtenant's interest therein shall be taken on execution or other process of law; or in the event of bankruptcy, receivership, insolvency, liquidation, dissolution or similar proceedings with respect to Subtenant, or if Subtenant shall enter into a general assignment for the benefit of creditors; or if any default under the Prime Lease shall occur with respect to Subtenant or the performance by Subtenant of any of its covenants and obligations under this Sublease, then and in any of said cases, Subtenant shall be deemed in default, and Sublandlord shall have the following rights and remedies against Subtenant (in addition to all other rights and remedies provided by law or in equity): (i) to terminate this Sublease, (ii) to cure or attempt to cure the default, whereupon Subtenant shall upon demand reimburse Sublandlord for all reasonable costs thus expended together with interest thereon at the lesser rate (the "Interest Rate") of the highest rate permitted by law or 14% per annum, (iii) to sue for Subtenant's performance, whereupon Subtenant shall upon demand reimburse Sublandlord for all reasonable costs thus expended together with interest thereon at the Interest Rate; (iv) to exercise all remedies set forth in the Prime Lease as if Sublandlord were the Landlord and Subtenant were the Tenant thereunder, or (v) to re-enter and take possession of the Premises, and to remove any property therein, without liability for damage to, and without the obligation to store such property but may store same at Subtenant's expense. In the event of such re-entry, Sublandlord may, but shall not be obligated to, relet the Premises, or any part thereof, from time to time, in the name of Sublandlord or Subtenant, without further notice, for such term or terms, on such conditions and for such uses and purposes as Sublandlord, in its sole discretion, may determine, and Sublandlord may collect and receive all rents derived therefrom and apply the same, after deduction of all appropriate expenses (including broker's, consultant's and attorney's fees, if incurred, and the expenses of putting the property in leasable condition), to the payment of the rent and other sums payable hereunder, Subtenant remaining liable for any deficiency. Sublandlord shall not be responsible or liable for any failure to relet the Premises or any part thereof, or for failure to collect any rent connected therewith. The exercise by Sublandlord of any remedy shall not preclude the subsequent or simultaneous exercise of any other remedy. No delay in exercising any remedy shall be deemed a waiver thereof. In addition, any payment not made when due shall bear interest until paid at the Interest Rate.

     14. Notices. Any notice or communication required or permitted to be given or served by either party hereto upon the other shall be deemed given or served in accordance with the provisions of this Sublease when mailed in a sealed wrapper by United States registered or certified mail, return receipt requested, or delivered to a nationally recognized overnight courier, postage prepaid, properly addressed as follows:

     If to Sublandlord:   First Union National Bank
                          PNB Building
                          1345 Chestnut Street, 18th Floor
                          Mail Code PA5000-1-1-18-9
                          Philadelphia, Pennsylvania 19107
                          Attn: Mr. Glenn Blumenthal

     With a copy to:      Watt, Tieder, Hoffar & Fitzgerald, L.L.P
                          7929 Westpark Drive, Suite 400

                          McLean, Virginia 22102
                          Attn: John G. Lavoie, Esquire

     If to Subtenant:     At the Premises
                          Attn: Mr. William J. Bocek, Jr.

     With a copy to:      Nolan, Plumhoff & Williams
                          502 Washington Avenue
                          Towson, Maryland 21204
                          Attn: Robert S. Glushakow, Esquire

Each mailed notice or communication shall be deemed to have been given to, or served upon, the party to which addressed on the date the same is deposited in the United States registered or certified mail, postage prepaid, or delivered for overnight delivery to such courier, properly addressed in the manner above provided. Any party hereto may change its address for the service of notice hereunder by serving written notice hereunder upon the other party hereto, in the manner specified above, at least ten (10) days prior to the effective date of such change.

     15. Surrender of Premises. Upon the expiration of the term of this Sublease, or upon any earlier termination of this Sublease, Subtenant shall quit and surrender possession of the Premises to Sublandlord in as good order and condition as the same are now or hereafter may be improved by Landlord or Subtenant, reasonable wear and tear and repairs which are Landlord's obligation excepted, and shall, without expense to Sublandlord, remove or cause to be removed from the Premises all debris and rubbish, all furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitioning and other articles of personal property owned by Subtenant or installed or placed by Subtenant at its expense in the Premises, and all similar articles of any other persons claiming under Subtenant, and Subtenant shall repair all damage to the Premises resulting from such removal. Upon the expiration of this Sublease, or if Sublandlord or Landlord re-enters or re-takes possession of the Premises prior to the normal expiration of this Sublease, Sublandlord or Landlord shall have the right, but not the obligation, to remove from the Premises all personal property located therein belonging to Subtenant, and either party may discard such debris, rubbish and personal property or place such personal property in storage in a public warehouse, all at the expense and risk of Subtenant.

     16. Termination of Prime Lease. It is understood and agreed by and between the parties hereto that the existence of this Sublease is dependent and conditioned upon the continued existence of the Prime Lease and this Sublease shall automatically terminate on the termination, cancellation or expiration of the Prime Lease.

     17. Waiver. No provision of this Sublease shall be deemed to have been waived unless such waiver is in writing signed by the party charged with such waiver. A waiver by Sublandlord of any default, breach or failure of Subtenant under this Sublease shall not be construed as a waiver of any subsequent or different default, breach or failure.

     18. Access to the Premises. Subtenant shall allow Sublandlord and/or Landlord, and the agents, employees and contractors of either, the free access to the Premises for the purposes set forth in Section 28 of the Prime Lease or to exhibit the Premises to prospective purchasers, mortgagees, ground lessors or tenants in accordance with the provisions of Section 28 of the Prime Lease.

     19. Holding Over. If Subtenant or anyone claiming under Subtenant holds over after the expiration or earlier termination of the term hereof without the express written consent of Sublandlord, Subtenant shall become a tenant at sufferance only, at the rental rate per square foot in effect under the Prime Lease upon the date of such expiration, plus any amount payable to Landlord as a result of such holdover, including any holdover costs for the Premises described in the Prime Lease, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Sublandlord of rent after such termination shall not constitute a consent to a holdover hereunder or result in a renewal. The foregoing provisions of this paragraph are in addition to and do not affect Sublandlord's right of reentry or any other rights of Sublandlord hereunder or as otherwise provided by law and Subtenant shall be liable to Sublandlord for any holding over after the expiration or earlier termination of the term hereof.

     20. Default by Sublandlord. If the Sublandlord shall fail to perform any or all of the obligations imposed on it under this Sublease, or if the Sublandlord should default under the Prime Lease whereby the Landlord terminates the Prime Lease, then Subtenant may seek to recover from Sublandlord any and all losses or claims relating to those direct, actual and out of pocket damages suffered by Subtenant (but not as consequential or punitive damages) including but not limited to reasonable attorney's fees, court costs and cost of litigation arising from Sublandlord's default/breach of either the Prime Lease or this Sublease. All remedies afforded to the Subtenant shall be cumulative, and the failure of Subtenant to act shall not constitute or be deemed a waiver by Subtenant.

[GRAPHIC]

     21. Successors and Assigns. All of the terms, covenants, provisions and conditions of this Sublease shall be binding upon and inure to the benefit of the successors and assigns of Sublandlord and on the successors and assigns of Subtenant but only to the extent herein specified.

     22. Captions. The captions herein are for convenience only and are not a part of this Sublease.

     23. Interest. Subtenant shall pay to Sublandlord interest on all sums of whatever nature to be paid by Subtenant to Sublandlord hereunder from the time said sum shall become due and payable until the same is paid at the Interest Rate.

     24. Relationship of Parties. This Sublease does not and shall not create the relationship of principal and agent, or of partnership, or of joint venture, or of any other association between Sublandlord and Subtenant, except that of sublandlord and subtenant.

     25. Brokerage. Sublandlord and Subtenant each represents to the other that no real estate broker or agent is involved in this Sublease, except Mackenzie Commercial Real Estate Services, LLC and Insignia/Barnes Morris, and each shall indemnify and hold the other harmless from any breach by it of this representation.

     26. Security Deposit. [Intentionally Deleted.]

     27. Approval of Parties. This Sublease is contingent upon (i) the approval of Landlord, Subtenant and Sublandlord, or their successors in interest, and
(ii) a certification from Landlord that the Prime Lease is a lease in good standing (i.e., the Prime Lease is in full force and effect and free from any default or breach by either Landlord or Sublandlord). This Sublease shall be voidable by either Subtenant or Sublandlord by tender of written notice to the other party if such approval and certification are not obtained within thirty
(30) days of execution of this Sublease by Sublandlord and Subtenant.

     28. Additional Contingency. This Sublease is subject to and contingent upon Subtenant obtaining and maintaining approval from any and all federal, state or local governmental or regulatory authorities having jurisdiction over Subtenant and its authority to use the Premises for a branch bank Location within thirty
(30) days of execution of this Sublease by Sublandlord and Subtenant. In the event the foregoing contingency is not satisfied within such specified time period, Sublandlord or Subtenant may terminate this Sublease effective upon giving written notice of termination in writing to the other, and thereafter this Sublease shall be null and void and of no further force or effect. Subtenant agrees to use its reasonable efforts to diligently pursue obtaining and maintaining any such required approvals during the term of this Sublease.

     29. Vault. Sublandlord represents that, to the best of Sublandlord's knowledge, without independent inquiry or investigation, the vault situate at the Premises is owned by Sublandlord free and clear of any security interests.

     30. Severability. In the event any part of this Sublease is held to be unenforceable or invalid, for any reason, the balance of this Sublease shall not be affected and shall remain in full force and effect during the term of this Sublease.

     31. Counterparts. This Sublease may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument:

     IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed as of the day and year first above written.

WITNESS/ATTEST:                         SUBLANDLORD:

                                        FIRST UNION NATIONAL BANK, a national
                                        banking association


/s/ Michael Zacharia                    By: /s/ Glenn Blumenthal [SEAL]
-------------------------------------   ------------------------
Name: Michael Zacharia                  Name: Glenn Blumenthal
                                        Title: Vice President
                                        Date: 7/14/98


WITNESS/ATTEST:                         SUBTENANT:

                                        CHESAPEAKE BANK OF MARYLAND,
                                        a Federal Savings and Loan


/s/ Darleta Lippa                       By: /s/ William J. Bocek, Jr. [SEAL]
-------------------------------------   -----------------------------
Name: Darleta Lippa                     Name: William J. Bocek, Jr.
                                        Title: Vice President/CFO
                                        Date: July 9, 1998

                          [Landlord's consent follows.]

LANDLORD JOINS IN THIS SUBLEASE FOR THE PURPOSE OF CONSENTING TO THE TERMS AND CONDITIONS HEREOF, AND HEREBY CERTIFIES THAT THE PRIME LEASE IS A LEASE IN GOOD STANDING, IS IN FULL FORCE AND EFFECT AND IS FREE FROM ANY DEFAULT OR BREACH BY EITHER LANDLORD OR SUBLANDLORD.

WITNESS/ATTEST:                         SUBLANDLORD:

                                        AREA 16B ASSOCIATES LIMITED PARTNERSHIP, a maryland limited partnership


/s/                                     By: /s/                  [SEAL]
-------------------------------------   ------------------------
Name:                                   Name:
                                        Title: Vice Chairman
                                        Date: 7/21/98

List of Exhibits:

Exhibit A: Prime Lease

                                    EXHIBIT A

                                   Prime Lease

                                   [Attached]